Exhibit 21
BIOGEN IDEC INC.
The following is a list of subsidiaries of the Company as of December 31, 2007, omitting some subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary.

STATE OR OTHER JURISDICTION OF
SUBSIDIARY	INCORPORATION OR ORGANIZATION

Biogen Idec MA Inc.	Massachusetts
Biogen Idec Holding I Inc.	Delaware
Biogen Idec Holding II Inc.	Delaware
Biogen Idec Realty Corporation	Massachusetts
Biogen Idec Realty Limited Partnership	Massachusetts
Biogen Idec U.S. Corporation	Massachusetts
Biogen Idec U.S. Limited Partnership	Massachusetts
Biogen Idec Realty LLC	Delaware
The Biogen Idec Foundation Inc.	Massachusetts
Biogen Idec U.S. Pacific LLC	Delaware
Biogen Idec U.S. West Corporation	Delaware
Biogen Idec Nobel Research Center, LLC	Delaware
Conforma Therapeutics Corporation	Delaware
Syntonix Pharmaceuticals, Inc.	Delaware
Biogen Idec Canada Inc.	Delaware
Biogen Idec SRO, Inc.	Delaware

Biogen Idec (Argentina) SRL	Argentina
Biogen Idec Australia PTY Ltd	Australia
Biogen Idec Austria GmbH	Austria
Biogen Idec Belgium N.V.	Belgium
Biogen Idec Brazil Produtos Farmaceuticos LTDA	Brazil
Biogen Idec (Czech Republic) s.r.o.	Czech Republic
Biogen Idec (Denmark) A/S	Denmark
Biogen Idec (Denmark) Manufacturing ApS	Denmark
Biogen Idec Holding APS	Denmark
Biogen Idec Finland OY	Finland
Biogen Idec France S.A.S.	France
Biogen Idec GmbH	Germany
Biogen Idec Biotech India Pvt. Ltd.	India
Biogen Idec (Ireland) Ltd.	Ireland
Biogen Idec Japan Ltd.	Japan
Biogen Idec Mexico S. DE R.L. DE C.V.	Mexico
Biogen Idec B.V.	The Netherlands
Biogen Idec International B.V.	The Netherlands
Biogen Idec Norway AS	Norway
Biogen Idec NZ Ltd.	New Zealand
Biogen Idec Portugal Sociedade Farmaceutica, Unipessoal, Lda.	Portugal
Biogen Idec Iberia, S.L.	Spain
Biogen Idec (Slovak Republic) s.r.o.	Slovak Republic
Biogen Idec promet s farmacevtskimi in biotehnoloskimi proizvodi d.o.o	Slovenia
Biogen Idec International GmbH	Switzerland
Biogen Idec Ltd.	UK
BiogenIdec Sweden AB	Sweden
Biogen-Dompé AG	Switzerland
Biogen-Dompé SRL	Italy
Biogen Idec K/S	Denmark
Biotech Manufacturing CV	The Netherlands